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                                                                 EXHIBIT 3.4

                            CERTIFICATE OF FORMATION
                                       OF
                            TIME WARNER TELECOM LLC

     1. The name of the limited liability company is Time Warner Telecom LLC

     2. The address of its registered office in the State of Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Time Warner Telecom LLC this 18th day of June, 1998.

                                          /s/ Marie N. White
                                          ---------------------
                                          Marie N. White
                                          Authorized Person



                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 01:00 PM 06/18/1998
                               981236866-2910516

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